Exhibit 4

DOMINION RESOURCES, INC.

and

CITIGROUP GLOBAL MARKETS INC.

(AS SUCCESSOR TO SALOMON SMITH BARNEY INC.)

FIRST AMENDED AND RESTATED

REMARKETING AGREEMENT

Dated as of January 30, 2006

i

DOMINION RESOURCES, INC.

2002 Series A 5.75% Senior Notes, due May 15, 2008

FIRST AMENDED AND RESTATED

REMARKETING AGREEMENT

January 30, 2006

Citigroup Global Markets Inc.

General Counsel

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Pursuant to this First Amended and Restated Remarketing Agreement, Citigroup Global Markets Inc., as successor to Salomon Smith Barney Inc., is undertaking to remarket the 2002 Series A 5.75% Senior Notes, due May 15, 2008 (the “Senior Notes”), issued by Dominion Resources, Inc., a Virginia corporation (the “Company”), pursuant to the Indenture, dated as of June 1, 2000 (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the “Indenture Trustee”), as amended and supplemented by the Tenth Supplemental Indenture, dated March 1, 2002 (as amended and supplemented, the “Supplemental Indenture”) under a registration statement on Form S-3 (File No. 333-55904).

The Remarketing of the Senior Notes is provided for in the Supplemental Indenture, the Purchase Contract Agreement and the Pledge Agreement.

Section 1. Definitions.

(a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of March 20, 2002 (the “Purchase Contract Agreement”), between the Company and JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as Purchase Contract Agent (the “Purchase Contract Agent”), in the Indenture or in the Supplemental Indenture.

(b) As used in this Agreement, in addition to the terms defined in the opening paragraph and in Section 1(a), the following terms have the following meanings:

“Agreement” means this First Amended and Restated Remarketing Agreement, as amended or supplemented from time to time;

“Principal Amount” means the principal amount of a Senior Note, or $50;

“Remarketing Senior Notes” means collectively (1) the Pledged Senior Notes and (2) the Separated Senior Notes of holders that have elected to participate in the Remarketing pursuant to Section 106 of the Supplemental Indenture and Section 5.7 of the Pledge Agreement, in each case as identified to the Remarketing Agent by the Purchase Contract Agent (with respect to the Pledged Senior Notes to be remarketed) and the Collateral Agent (with respect to the Separated Senior Notes to be remarketed) by 11:00 a.m. (New York City time) on the Business Day preceding the Initial Remarketing Date or, if applicable, any Subsequent Remarketing Dates or the Final Remarketing Date.

“Remarketing Procedures” means the procedures in connection with the Remarketing of the Senior Notes described in the Supplemental Indenture, the Purchase Contract Agreement, the Pledge Agreement and this Agreement; and

“Subsidiary” and “Significant Subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

The terms set forth below have the meanings given them in the referenced sections of this Agreement:

Term	Section
Base Prospectus	3A(b)
Depositary Participant	2(e)
Effective Date	3A(b)
Effective Time	3A(b)
Failed Remarketing	2(f)
Final Remarketing	2(d)
Final Remarketing Date	2(d)
Final Term Sheet	6(a)(1)
Incorporated Documents	3A(b)
Initial Remarketing	2(c)
Initial Remarketing Date	2(c)
Issuer Free Writing Prospectus	3A(j)
Material Adverse Effect	3A(f)

Preliminary Prospectus	3A(b)
Prospectus	3A(b)
Prospectus Delivery Period	3B(c)
Remarketing Agent	2(a)
Remarketing Date	2(e)
Remarketing Settlement Date	2(e)
Rules and Regulations	3A(d)
Securities Act	3A(b)
Subsequent Remarketing	2(d)
Subsequent Remarketing Date	2(d)
Successful Initial Remarketing	2(e)
Successful Final Remarketing	2(e)
Successful Remarketing	2(e)
Successful Subsequent Remarketing	2(e)
Time of Sale	3A(b)
Time of Sale Information	3A(b)
Transactions	3A(h)

Section 2. Appointment and Obligations of the Remarketing Agent.

(a) The Company hereby appoints Citigroup Global Markets Inc. (as successor to Salomon Smith Barney Inc.) as exclusive remarketing agent (the “Remarketing Agent”), and Citigroup Global Markets Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (1) Remarketing the Remarketing Senior Notes on behalf of the holders thereof and (2) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the Remarketing Procedures.

(b) The Remarketing Agent agrees to (1) use commercially reasonable efforts to remarket the Remarketing Senior Notes tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) provide prompt notice of the Reset Rate as set forth in this Agreement and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

(c) On February 15, 2006 (the “Initial Remarketing Date”), the Remarketing Agent shall use its commercially reasonable efforts to remarket (the “Initial Remarketing”) the Remarketing Senior Notes at a price at least equal to the Remarketing Value pursuant to the Remarketing Procedures. If, as a result of such efforts, the Remarketing Agent determines that it will be able to remarket all of the Remarketing Senior Notes tendered or deemed tendered for purchase at a price at least equal to the Remarketing Value prior to 4:00 p.m. (New York City time) on the Initial Remarketing Date, the Remarketing Agent shall determine the Reset Rate that will enable it to remarket all Remarketing Senior Notes tendered or deemed tendered for Remarketing at an interest rate on the Initial Remarketing Date sufficient to allow the Remarketing to occur at a price equal to the Remarketing Value.

(d) If, despite the commercially reasonable efforts described in the preceding paragraph, the Remarketing Agent cannot remarket the Remarketing Senior Notes on the Initial Remarketing Date, the Remarketing Agent will continue to use its commercially reasonable efforts to remarket the Remarketing Senior Notes (i) on one or more subsequent occasions from the Initial Remarketing Date to, and including, the ninth Business Day preceding the Purchase Contract Settlement Date and (ii) if necessary, on the third Business Day preceding the Purchase Contract Settlement Date, and in connection therewith to determine the Reset Rate at an interest rate on the Remarketing Date, if any, sufficient to allow the Remarketing at a price equal to the Remarketing Value as set forth herein (each such subsequent Remarketing up to and including the ninth Business Day preceding the Purchase Contract Settlement Date being referred to as a “Subsequent Remarketing” and each such date to be referred to as a “Subsequent Remarketing Date”; and the Remarketing on the third Business Day preceding the Purchase Contract Settlement Date being referred to as the “Final Remarketing” and such date to be referred to as the “Final Remarketing Date”) and, in each case, in accordance with the Remarketing Procedures; provided, however, that, the Final Remarketing, if at all, must occur no later than on the third Business Day immediately preceding the Purchase Contract Settlement Date.

(e) If the Initial Remarketing, any Subsequent Remarketing or the Final Remarketing is successful (respectively, a “Successful Initial Remarketing,” a “Successful Subsequent Remarketing” or a “Successful Final Remarketing”; any of the foregoing, a “Successful Remarketing”; and the date of a Successful Remarketing, the “Remarketing Date”), then:

(i) By approximately 4:30 p.m. (New York City time) on such Remarketing Date, (A) the Remarketing Agent shall advise by telephone the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Depositary and the Trustee of the Reset Rate determined in the Remarketing, (B) the Remarketing Agent shall advise each purchaser of Senior Notes sold in the Remarketing or such purchaser’s DTC participant (the “Depositary Participant”) of the Reset Rate and the number of Senior Notes such purchaser is to purchase, and (C) the Remarketing Agent shall request each purchaser to give instructions to its Depositary Participant to pay the purchase price on the third Business Day after the Remarketing Date (the “Remarketing Settlement Date”) in same day funds against delivery of the Remarketing Senior Notes purchased through the facilities of the Depositary.

In accordance with the Depositary’s normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to Senior Notes remarketed in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited, respectively, and such Remarketing Senior Notes delivered by book-entry, as necessary to effect purchases and sales of such Remarketing Senior Notes; provided, however, that, the settlement procedures set forth herein, including provisions for payment by purchasers of the Remarketing Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Remarketing Senior Notes at the time of the Remarketing, to facilitate the remarketing of the Remarketing Senior Notes in certificated form and the Remarketing Agent may modify such settlement procedures in order to facilitate the settlement process.

(ii) Upon receipt of the proceeds from a Successful Remarketing, the Remarketing Agent shall:

(A) deduct and retain for itself an amount equal to 0.25% of the Principal Amount of the Remarketing Senior Notes as a fee for the performance of its services as Remarketing Agent hereunder;

(B) (I) if the Successful Remarketing occurs prior to the third Business Day preceding the Purchase Contract Settlement Date, use, or deliver to the Collateral Agent for it to use, on the Remarketing Settlement Date, the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio, in open market transactions and/or at Treasury auctions, described in clauses (1)(i) and (2)(i) of the definition of Remarketing Value, which will be held by the Collateral Agent pursuant to the terms of the Pledge Agreement, or (II) if such Successful Remarketing occurs on the Final Remarketing Date, remit to the Collateral Agent on the Remarketing Settlement Date the portion of the remaining proceeds with respect to the Pledged Senior Notes from such Successful Remarketing in an amount equal to the aggregate principal amount of such Senior Notes;

(C) if any Separated Senior Notes were included in such Successful Remarketing, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes the amounts specified in clauses 1(ii) and 2(ii) of the definition of Remarketing Value; and

(D) remit any remaining balance of such proceeds after the application of such proceeds as set forth in clauses (A) through (C) above, if any, to the Purchase Contract Agent for the benefit of the Holders of the remarketed Pledged Senior Notes and to the Collateral Agent for the holders of any remarketed Separated Senior Notes, on a pro rata basis; provided, however, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on such Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day.

The Remarketing Agent may, in its discretion, communicate with holders of the Senior Notes, and prospective purchasers of Remarketing Senior Notes in connection with its remarketing efforts in order to facilitate the remarketing and the intent and purpose of this Agreement despite the fact that such communication may not be expressly required herein.

(f) If, by 4:00 p.m. (New York City time), on the ninth Business Day preceding the Purchase Contract Settlement Date, the Remarketing Agent, despite using its commercially reasonable efforts, has been and is unable to remarket all of the Remarketing Senior Notes tendered for purchase at a price equal to at least the Remarketing Value, the Remarketing Agent shall transfer to the Collateral Agent, by the sixth Business Day preceding the Purchase Contract Settlement Date, the Pledged Senior Notes that that were to be remarketed in the Initial or Subsequent Remarketing, whereupon the Collateral Agent shall, for the benefit of the Company, hold such Pledged Senior Notes, to secure the obligation of the related Holders of Corporate Units to purchase Common Stock under the related Purchase Contracts.

(g) If, (1) by 4:00 p.m. (New York City time), on the Final Remarketing Date, the Remarketing Agent, despite using its commercially reasonable efforts, has been and is unable to remarket all of the Remarketing Senior Notes tendered for purchase at a price equal to at least the Remarketing Value, or (2) the Remarketing Agent has determined that the Remarketing may not be commenced or consummated as contemplated herein and by the Remarketing Procedures under applicable law, a failed Remarketing (a “Failed Remarketing”) shall be deemed to have occurred. If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

(i) The Remarketing Agent shall notify by telephone the Company, the Purchase Contract Agent, the Collateral Agent and the Trustee that a Failed Remarketing has occurred, whereupon the Company shall notify the Depositary, by telephone, that a Failed Remarketing has occurred.

(ii) The Company shall cause a notice of the Failed Remarketing to be sent to the holders of all Senior Notes and to be published in an Authorized Newspaper in New York City, in each case, no later than the Business Day preceding Purchase Contract Settlement Date.

(iii) The Remarketing Agent shall determine the Reset Rate that will be equal to the Two- Year Benchmark Rate plus the Applicable Spread in accordance with Section 106 of the Supplemental Indenture.

(iv) The Remarketing Agent shall remit the Pledged Senior Notes and the Separated Senior Notes that were to be remarketed, if then held by the Remarketing Agent, to the Collateral Agent.

(h) If there are no Pledged Senior Notes and no holders of Separated Senior Notes elect to participate in the Remarketing and deliver their Separated Senior Notes and a notice of such election to the Collateral Agent by the Election Date in accordance with the Supplemental Indenture, then:

(i) the Remarketing Agent shall, in its sole discretion, determine the rate that, in its judgment, would have been established had a Remarketing been held on the Final Remarketing Date, and such rate shall be the Reset Rate;

(ii) the Remarketing Agent shall advise by telephone the Company and the Trustee of such Reset Rate, whereupon the Company shall notify the Depositary in writing of such Reset Rate; and

(iii) the Company shall cause a notice of such Reset Rate to be sent to the holders of all Senior Notes and to be published in an Authorized Newspaper in New York City, in each case, no later than the Business Day preceding the Purchase Contract Settlement Date.

Section 3A. Representations, Warranties and Agreements of the Company.

The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Prospectus Supplement or any Time of Sale Information (each as defined in Section 3A(b) below) is first distributed in connection with the Remarketing (the “Commencement Date”), and (iii) on and as the Initial Remarketing Date and, if applicable, any Subsequent Remarketing Date and the Final Remarketing Date that:

(a) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(b) An “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 with respect to the Remarketing of the Senior Notes (i) will be, prior to the Initial Remarketing Date, prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations (as defined below) of the Commission thereunder, (ii) will be, prior to the Initial Remarketing Date, filed with the Commission under the Securities Act and (iii) will become, prior to the Initial Remarketing Date, effective under the Securities Act, and the Company has not received any notice of objection by the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Indenture will be, prior to the Initial Remarketing Date, qualified under the Trust Indenture Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below); “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Senior Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the “Incorporated Documents”). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 4:00 p.m. EST or, if earlier, the time of the filing with the Commission of the Final Term Sheet, or such other time as the Company and the Remarketing Agent may agree to in writing, on the Remarketing Date (the “Time of Sale”), the Company will prepare the following information in connection with the offering (collectively, the “Time of Sale Information”): the Base Prospectus, each Preliminary Prospectus and the Final Term Sheet, substantially in the form of Schedule I hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

Copies of such Registration Statement will be delivered by the Company to the Remarketing Agent, to the extent requested by the Remarketing Agent.

As used in this Agreement, “Effective Time” means the date and time as of which the Registration Statement will be filed and will become effective, or the most recent post-effective amendment thereto, if any, will be filed and will become effective; “Effective Date” means the date of the Effective Time of the Registration Statement or the most recent post-effective amendment thereto, if any.

Any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

(c) The Commission has not issued an order preventing or suspending the use of the Registration Statement, the Time of Sale Information or the Prospectus and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission.

(d) The Registration Statement, when it is filed with the Commission, will conform (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the

Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the rules, regulations and releases of the Commission under the Securities Act, the Exchange Act and the Trust Indenture Act (the “Rules and Regulations”), and the Registration Statement, the Time of Sale Information and the Prospectus will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto), as of the Commencement Date and the Remarketing Date (as to the Registration Statement and the Prospectus) and as of the Time of Sale (as to the Time of Sale Information) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of the Indenture Trustee under the Trust Indenture Act, or as to information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

(e) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus (or any firm that subsequently serves as the Company’s independent public accountants), is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(f) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a “Material Adverse Effect”). The Company and its subsidiaries, taken as a whole, have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(g) All of the issued and outstanding capital stock of each Significant Subsidiary of the Company that is a corporation has been duly authorized and are validly issued, fully paid and nonassessable and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties (or any stock owned by third parties of any Significant Subsidiary that the Company acquires after the date hereof), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. All of the issued and outstanding membership interests and limited and general partnership interests of each Significant Subsidiary of the Company that is either a limited liability company or a limited partnership, respectively, have been duly authorized and validly issued and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h) The execution, delivery and performance of this Agreement, the Indenture and the Senior Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein or therein (collectively, the “Transactions”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to perform under this Agreement.

(i) The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule I, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Remarketing Agent in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes, unless such written communication is approved in writing in advance by the Remarketing Agent. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d).

(k) The Company is a “well-known seasoned issuer,” and is not, and will not be as of the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Senior Notes pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Remarketing Settlement Date.

Section 3B. Representations, Warranties and Agreements of the Remarketing Agent.

The Remarketing Agent represents, warrants and agrees that, except for the Final Term Sheet and any Issuer Free Writing Prospectus listed on Schedule I or otherwise approved in writing in advance by the Remarketing Agent pursuant to Section 3A(j) above, it has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Remarketing Senior Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a “Free Writing Prospectus”) that would be required to be filed with the Commission.

Section 4. Officers’ Certificates.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Remarketing Agent or to counsel for the Remarketing Agent in connection with the Remarketing shall be deemed a representation and warranty by the Company to the Remarketing Agent as to the matters covered thereby on the date of such certificate.

Section 5. Fees and Expenses.

(a) For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing a Remarketing Fee in accordance with Section 2(e)(ii)(A).

(b) The Company agrees to pay:

(1) the costs incident to the preparation, filing and printing of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, including all related registration and filing fees;

(2) the costs of distributing (by first class mail) the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto;

(3) the fees and expenses of qualifying the Remarketing Senior Notes under the securities laws of the several jurisdictions as provided in Section 6(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent);

(4) all other costs and expenses incident to the performance of the obligations of the Company hereunder, including the fees and expenses of the Company’s counsel; and

(5) the reasonable fees and expenses of outside counsel to the Remarketing Agent in connection with their duties hereunder.

Section 6. Further Agreements of the Company.

The Company covenants and agrees as follows:

(a) (1) to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430(b) under the Securities Act; to prepare a final term sheet, substantially in the form of Schedule I hereto (the “Final Term Sheet”) and to file such Final Term Sheet in compliance with Rule 433(d) under the Securities Act; and to pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Remarketing Settlement Date;

(2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, in each such case excluding documents filed under the Exchange Act incorporated by reference, and to furnish the Remarketing Agent with copies of such notice;

(3) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketing Senior Notes; and

(4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketing Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information or of receipt from the Commission of any notice of objection to the use of the Registered Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification or any such notice of objection, to use promptly its best efforts to obtain its withdrawal.

(b) To deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture), (ii) any Preliminary Prospectus, (iii) the Final Term Sheet, (iv) any Issuer Free Writing Prospectus, (v) the Prospectus, (vi) any document incorporated by reference in the Prospectus (excluding exhibits thereto) and (vii) all amendments and supplements to each such document; and, if during the Prospectus Delivery Period any event shall have occurred as a result of which the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, such Final Term Sheet or any such Issuer Free Writing Prospectus is delivered, not misleading, or if for any other reason in the opinion of counsel to the Company or the Remarketing Agent it shall be necessary during such same period to amend or supplement the Registration Statement, the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in Senior Notes as many copies as the Remarketing Agent may from time to time request of an amended or supplemented Prospectus, Final Term Sheet or Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance.

(c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

(d) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus (excluding documents filed under the Exchange Act incorporated by reference) or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and to afford them a reasonable opportunity to comment on any such amendment or supplement.

(e) As soon as practicable after the Effective Date of the Registration Statement to make “generally available to the Company’s security holders” and to deliver to the Remarketing Agent an “earnings statement” of the Company and its subsidiaries (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the Effective Date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act. The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158 of the Rules and Regulations.

(f) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any of the Remarketing Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Senior Notes; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or to submit to any requirements which it deems unduly burdensome.

Section 7. Conditions to the Remarketing Agent’s Obligations.

The obligations of the Remarketing Agent hereunder are subject to (i) the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein or in any Certificates of any officer of the Company or any subsidiary of the Company delivered pursuant hereto, (ii) the performance by the Company of its obligations hereunder and (iii) each of the following additional terms and conditions:

(a) The Prospectus and the Final Term Sheet shall have been filed with the Commission pursuant to Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date that the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading unless the Company shall have filed an amendment or supplement to the Registration Statement or otherwise acted to correct the matter so disclosed.

(c) Both counsel to the Company and counsel to the Remarketing Agent shall have furnished to the Remarketing Agent their written opinions, addressed to the Remarketing Agent and dated the Initial Remarketing Date and, if applicable, any Subsequent Remarketing Date and the Final Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

(i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states), is necessary or required in connection with the due authorization, execution, delivery or performance of the Indenture, the Senior Notes and this Agreement by the Company or for the Remarketing of the Senior Notes.

(ii) The Indenture has been duly authorized, executed and delivered by, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) The Senior Notes have been duly authorized, executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv) The Remarketing Senior Notes and the Remarketing Agreement, when the Remarketing Senior Notes are remarketed pursuant to this Agreement, will conform to the descriptions thereof contained in the Prospectus and in the Time of Sale Information, and the Indenture is in substantially the form filed as an exhibit to the Registration Statement.

(v) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Remarketing Date and the Indenture was qualified under the Trust Indenture Act; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

(vi) The Registration Statement, the Preliminary Prospectus and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that such counsel need express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

(vii) The statements contained in the Prospectus under DESCRIPTION OF SENIOR DEBT SECURITIES as supplemented by the statement under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(viii) Based upon current law and the assumptions stated or referred to therein, the statements relating to the Remarketing Senior Notes set forth in the Prospectus or in the Time of Sale Information under UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the Commonwealth of Virginia and the State of New York. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Remarketing Date, they have no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and, except as set forth in clauses (vii) and (viii) above, assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus and any further amendments and supplements thereto made by the Company prior to such date, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, at the Time of Sale, the Time of Sale Information contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Commencement Date, the Remarketing Date and the Purchase Contract Settlement Date, either the Registration Statement, the Prospectus or the Time of Sale Information or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that its opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

(d) The General Counsel of the Company shall have furnished to the Remarketing Agent a written opinion, addressed to the Remarketing Agent and dated the Initial Remarketing Date and, if applicable, any Subsequent Remarketing Date and the Final Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(ii) Each Significant Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information or the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than (A) as described in the Time of Sale Information or the Prospectus and (B) actions, suits or proceedings which such counsel believes are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

(e) On the Initial Remarketing Date and, if applicable, any Subsequent Remarketing Date and the Final Remarketing Date, the Company shall have furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the Company’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Time of Sale Information or the Prospectus.

(f) The Company shall have furnished to the Remarketing Agent a certificate, dated the Initial Remarketing Date and, if applicable, any Subsequent Remarketing Date and the Final Remarketing Date, of its President or any Vice President, stating that:

(i) the representations, warranties and agreements of the Company contained in this Agreement are true and correct as of the Remarketing Date, and the Company performed all obligations and satisfied all conditions required of it under this Agreement; and

(ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before, or to such officer’s knowledge, threatened by the Commission on the date hereof.

(g) Subsequent to fifteen Business Days prior to the Remarketing Date and prior to the Remarketing on the Remarketing Date, except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus, there shall not have occurred:

(i) any change in the common stock or long-term debt of the Company (other than (y) a decrease in the aggregate principal amount of such debt outstanding and (z) an increase in the aggregate principal amount of such debt outstanding due to the borrowing by Dominion Energy Brayton Point, LLC of $47,000,000 in connection with the Massachusetts Development Finance Agency’s issuance of its Solid Waste Disposal Revenue Bonds, (Dominion Energy Brayton Point Issue), Series 2006);

(ii) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole; or

(iii) any material transaction entered into by the Company or a Significant Subsidiary other than a transaction in the ordinary course of business,

the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the reasonable judgment of the Remarketing Agent, so material and so adverse as to make it impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(h) Subsequent to fifteen Business Days prior to the Remarketing Date and prior to the Remarketing on the Remarketing Date, there shall not have occurred any of the following:

(i) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of such securities;

(ii) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restriction on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court;

(iii) a suspension of trading of any securities of the Company on the New York Stock Exchange;

(iv) a banking moratorium declared by federal or New York state authorities; or

(v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets, the effect of which outbreak, escalation, declaration, calamity, crisis or material adverse change, in the reasonable judgment of the Remarketing Agent, makes it impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(i) Without the prior written consent of the Remarketing Agent, the Indenture shall not have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof that, in the reasonable judgment of the Remarketing Agent, materially changes the nature of the Remarketing Senior Notes or the Remarketing Procedures. The foregoing shall not require notice to, or the obtaining of consent from, the Remarketing Agent with respect to any amendment or change in the Indenture that does not materially change the nature of the Remarketing Senior Notes or the Remarketing Procedures.

(j) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Remarketing Senior Notes, the Time of Sale Information, the Prospectus, the Registration Statement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

Section 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Remarketing Agent and each person who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof, to which the Remarketing Agent or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or common law and to reimburse the Remarketing Agent and any such controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by the Remarketing Agent or any such controlling person in connection with investigation or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or the Prospectus or in any amendment or supplement thereto (if any amendments or supplements thereto shall have been furnished), (B) any Preliminary Prospectus (if and when used prior to the Effective Date) or (C) the Time of Sale Information, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement of the Company contained in this Section 8(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of the Remarketing Agent for use therein. The indemnity agreement of the Company contained in this Section 8(a) and the representations and warranties of the Company contained in or made pursuant to Sections 3 and 4 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or any such controlling person, and shall survive the Remarketing of the Remarketing Senior Notes.

(b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof, to which they or any of them may become subject, under the Securities Act, the Exchange Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigation or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or the Prospectus or in any amendment or supplement thereto (if any amendments or supplements thereto shall have been furnished), (B) any Preliminary Prospectus (if and when used prior to the Effective Date) or (C) the Time of Sale Information, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of the Remarketing Agent for use therein. The indemnity agreement of the Remarketing Agent contained in this Section 8(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the Remarketing of the Remarketing Senior Notes.

(c) Upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors or any person controlling the Company or the Remarketing Agent or any person controlling the Remarketing Agent as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 8(a) or 8(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 hereof is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities, or actions in respect thereof, referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, or actions in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 10. Resignation and Removal of the Remarketing Agent.

The Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days’ prior written notice to the Company, the Depositary, the Indenture Trustee and the Purchase Contract Agent. The Company may, in its discretion, remove the Remarketing Agent by giving 60 days’ prior written notice (or seven days’ prior written notice on or after the Initial Remarketing Date if the Initial Remarketing is not successful) to the removed Remarketing Agent, the Depositary, the Indenture Trustee and the Purchase Contract Agent.

Notwithstanding any other provision in this Section 10, no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. The provisions of Sections 5, 8 and 9 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 11. Dealing in the Remarketing Senior Notes.

The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketing Senior Notes. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketing Senior Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 12. Remarketing Agent’s Performance; Duty of Care.

The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Indenture and the Senior Notes. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Indenture or the Senior Notes. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Indenture or the Senior Notes as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketing Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part. The Company and the Remarketing Agent each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Remarketing Agent have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Remarketing Agent acknowledges that it owes a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

Section 13. Termination.

This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 a.m. (New York City time) on the Remarketing Date if, prior to that time, any of the events described in Sections 7(g), (h) and (i) shall have occurred.

Section 14. Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, 34th Floor, New York, NY 10013, Attention: General Counsel (Fax: (212) 816-7912);

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Treasurer (Fax: (804) 819-2211).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnity and contribution agreements and other agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity and contribution agreements of the Remarketing Agent contained in Sections 8(b) and 9 of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 18. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DOMINION RESOURCES, INC.

By:	/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Director

SCHEDULE I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated February 15, 2006 containing final pricing and related information:

Filed pursuant to Rule 433

Registration No. 333-

DOMINION RESOURCES, INC.

FINAL TERM SHEET

February 15, 2006

2002 Series A Senior Notes
Principal Amount of Original Issuance:	$ 330,000,000
Principal Amount Remarketed:	$ ,000,000
Remarketing Date:	15-Feb-2006
Settlement Date:	21-Feb-2006
Final Maturity Date:	15-May-2008
Expected Credit Ratings (Moody’s/S&P/Fitch):	Baa1(neg watch)/BBB/BBB+
Interest Payment Dates:	Feb 15, May 15, Aug 15 & Nov 15
First Interest Payment Date:	15-May-2006
Treasury Benchmark:	4.375% due Jan 2008
Benchmark Yield:	. %
Spread to Benchmark:	+ bp
Reoffer Yield:	. %
Coupon:	. %
Price to Public:	. % (plus accrued interest from 15-Feb-2006 at 5.75%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Citigroup Global Markets Inc. (800) 248-3580 (toll-free)